UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2013

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Rd, Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective July 15, 2013, the Board of Directors appointed Donald B. McMillan as Vice President and Chief Information Officer. Mr. McMillan had most recently served as the Company’s Chief Accounting Officer/Corporate Controller and Interim Finance Director – EMEA, positions he left to accept his new appointment.

In connection with the appointment of Mr. McMillan as Chief Information Officer, the Board of Directors appointed Joseph J. Levanduski as its principal accounting officer in addition to his positions as the Company’s Vice President and Chief Financial Officer. Mr. Levanduski, age 51, has served as the Company’s Vice President and Chief Financial Officer since June 2011. Previously, Mr. Levanduski was with Hawk Corporation for approximately 15 years where he last served as Senior Vice President and Chief Financial Officer.

In addition, in connection with the appointment of Mr. McMillan as Chief Information Officer, the Board of Directors appointed Kris Westbrooks as the Company’s Corporate Controller. Mr. Westbrooks joined the Company in May 2011 as Assistant Corporate Controller and most recently served as Senior Manager, Global Corporate Controlling & Reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By:	/s/ David C. Minc
David C. Minc
Vice President, Chief Legal Officer and Secretary

Date: July 15, 2013